Exhibit 99.1

Okta Announces Record Third Quarter Fiscal 2019 Financial Results

•	Q3 revenue totaled $105.6 million, growing 58% year-over-year; subscription revenue grew 58% year-over-year

•	Q3 operating cash flow margin improved over 20 points year-over-year

•	Positive free cash flow for the quarter

SAN FRANCISCO – December 5, 2018 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its third fiscal quarter ended October 31, 2018.

“We had a record third quarter with 58% year-over-year growth for both revenue and billings, which was driven by increased momentum in the enterprise. We saw 55% growth in customers with over $100,000 annual recurring revenue, representing a record 100 net new adds in a quarter,” said Todd McKinnon, CEO of Okta. “We are also pleased to report that we were free cash flow positive for the first time in the third quarter. Our continued strength is a testament to the growing pervasiveness of identity and we believe we are well positioned to further benefit from these tailwinds as organizations continue their move to the cloud, while digitally transforming and securing their businesses.”

Third Quarter Fiscal 2019 Financial Highlights:

•	Revenue: Total revenue was $105.6 million, an increase of 58% year-over-year. Subscription revenue was $97.7 million, an increase of 58% year-over-year.

•

Operating Loss: GAAP operating loss was $28.5 million, or 27.0% of total revenue, compared to $34.5 million, or 51.6% of total revenue, in the third quarter of fiscal 2018. Non-GAAP operating loss was $6.5 million, or 6.1% of total revenue, compared to $19.4 million, or 28.9% of total revenue, in the third quarter of fiscal 2018.

•

Net Loss: GAAP net loss was $29.5 million, compared to $33.1 million in the third quarter of fiscal 2018. GAAP net loss per share was $0.27, compared to $0.35 in the third quarter of fiscal 2018. Non-GAAP net loss was $3.9 million, compared to $17.9 million in the third quarter of fiscal 2018. Non-GAAP net loss per share was $0.04, compared to $0.19 in the third quarter of fiscal 2018.

•

Cash Flow: Net cash provided by operations was $6.4 million, or 6.1% of total revenue, compared to cash used in operations of $9.5 million, or negative 14.2% of total revenue, in the third quarter of fiscal 2018. Free cash flow was positive $1.4 million, or 1.3% of total revenue, compared to negative $11.2 million, or negative 16.8% of total revenue, in the third quarter of fiscal 2018.

•	Cash, cash equivalents and short-term investments were $546.0 million as of October 31, 2018.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:

For the fourth quarter of fiscal 2019, the Company currently expects:

•	Total revenue of $107 to $108 million, representing a growth rate of 39% to 40% year-over-year

•	Non-GAAP operating loss of $12.5 to $11.5 million

•	Non-GAAP net loss per share of $0.09 to $0.08, assuming shares outstanding of approximately 110 million

For the full fiscal 2019, the Company now expects:

•	Total revenue of $391 to $392 million, representing a growth rate of 52% to 53% year-over-year

•	Non-GAAP operating loss of $49 to $48 million

•	Non-GAAP net loss per share of $0.37 to $0.36, assuming shares outstanding of approximately 107 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on December 5, 2018. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing (888) 256-1007 or (323) 994-2093 and using the passcode 1069664.

A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com. A telephonic replay of the conference call will be available through December 19, 2018 and may be accessed by dialing (888) 203-1112 or (719) 457-0820, conference ID: 1069664.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow, current calculated billings and calculated billings. The accompanying tables present and define calculated billings consistent with ASC 606. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount, charitable contributions, and amortization of intangible assets.

Okta believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Okta’s control. Okta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s filings and reports with the Securities and Exchange Commission (SEC), including our Form 10-Q for the fiscal quarter ended July 31, 2018, as well as other filings and reports that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our products may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; assertions by third parties that we violate their intellectual property rights could substantially harm our business; any unreleased products, features or functionality referenced in this or other presentations, press releases or public statements are not currently available and may not be delivered on time or at all; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could harm our reputation, create additional liability and adversely impact our financial results; the risk of interruptions or performance problems, including a service outage, associated with our technology; intense competition in our market; weakened global economic conditions may adversely affect our industry; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to successfully identify and integrate acquisitions, strategic investments, partnerships or alliances; our ability to pay off our convertible senior notes when due; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Okta’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Okta undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Okta’s views as of any date subsequent to the date of this press release.

About Okta

Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to both secure and manage their extended enterprise, and transform their customers’ experiences. With over 5,500 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely adopt the technologies they need to fulfill their missions. Over 5,600 organizations, including 20th Century Fox, JetBlue, Nordstrom, Slack, Teach for America and Twilio, trust Okta to securely connect their people and technology.

Investor Contact:

Catherine Buan

investor@okta.com

415-604-3346

Media Contact:

Jenna Kozel

press@okta.com

888-722-7871

OKTA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017 As Adjusted (1)	2018	2017 As Adjusted (1)
Revenue:
Subscription	$97,698	$61,863	$262,393	$165,459
Professional services and other	7,878	5,048	21,390	14,036

Total revenue	105,576	66,911	283,783	179,495
Cost of revenue:
Subscription (2)	20,265	13,553	55,808	37,401
Professional services and other (2)	9,435	7,570	26,227	20,867

Total cost of revenue	29,700	21,123	82,035	58,268

Gross profit	75,876	45,788	201,748	121,227
Operating expenses:
Research and development (2)	27,596	19,190	72,354	51,472
Sales and marketing (2)	56,911	47,567	165,408	120,761
General and administrative (2)	19,848	13,546	55,873	37,133

Total operating expenses	104,355	80,303	293,635	209,366

Operating loss	(28,479)	(34,515)	(91,887)	(88,139)
Other income (expense), net	(1,705)	509	(4,682)	872

Loss before provision for (benefit from) income taxes	(30,184)	(34,006)	(96,569)	(87,267)
Provision for (benefit from) income taxes	(667)	(940)	(1,883)	(463)

Net loss	$(29,517)	$(33,066)	$(94,686)	$(86,804)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.35)	$(0.89)	$(1.13)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	108,776	95,474	106,587	76,950

(1)	The condensed consolidated statement of operations for the prior periods presented above have been adjusted to reflect the adoption of ASC 606.
(2)	Amounts include share-based compensation expense as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cost of subscription revenue	$2,383	$1,421	$5,813	$3,163
Cost of professional services and other revenue	1,305	979	3,277	2,186
Research and development	6,291	5,174	15,776	12,913
Sales and marketing	6,228	3,894	15,852	9,290
General and administrative	5,335	2,940	13,181	7,740

Total share-based compensation expense	$21,542	$14,408	$53,899	$35,292

OKTA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	October 31, 2018	January 31, 2018 As Adjusted (1)
Assets
Current assets:
Cash and cash equivalents	$195,898	$127,949
Short-term investments	350,105	101,765
Accounts receivable, net of allowances of $1,425 and $1,472	70,136	52,248
Deferred commissions	21,695	17,755
Prepaid expenses and other current assets	20,280	17,781

Total current assets	658,114	317,498

Property and equipment, net	44,251	12,540
Deferred commissions, noncurrent	47,756	40,755
Intangible assets, net	14,989	11,761
Goodwill	18,074	6,282
Other assets	13,525	10,427

Total assets	$796,709	$399,263

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,085	$9,566
Accrued expenses and other current liabilities	6,305	6,187
Accrued compensation	20,250	12,374
Deferred revenue	206,146	159,816

Total current liabilities	244,786	187,943

Convertible senior notes, net	267,665	—
Deferred revenue, noncurrent	4,977	4,963
Other liabilities, noncurrent	34,778	7,017

Total liabilities	552,206	199,923

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	10	7
Class B common stock	1	3
Additional paid-in capital	706,810	565,653
Accumulated other comprehensive income (loss)	(918)	391
Accumulated deficit	(461,400)	(366,714)

Total stockholders’ equity	244,503	199,340

Total liabilities and stockholders’ equity	$796,709	$399,263

(1)	The condensed consolidated balance sheet for the prior period has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.

SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended October 31,
	2018	2017 As Adjusted (1)
Cash flows from operating activities:
Net loss	$(94,686)	$(86,804)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	53,899	35,292
Depreciation, amortization and accretion	5,824	5,111
Amortization of debt discount and issuance costs	10,315	—
Amortization of deferred commissions	14,963	10,911
Deferred income taxes	(2,269)	(960)
Non-cash charitable contributions	1,008	708
Other	153	997
Changes in operating assets and liabilities, net of business combination:
Accounts receivable	(17,539)	(12,742)
Deferred commissions	(25,907)	(16,230)
Prepaid expenses and other assets	(4,238)	(2,353)
Accounts payable	1,354	6,255
Accrued compensation	7,973	5,931
Accrued expenses and other liabilities	8,182	(1,545)
Deferred revenue	46,036	30,034

Net cash provided by (used in) operating activities	5,068	(25,395)

Cash flows from investing activities:
Capitalization of internal-use software costs	(2,329)	(4,072)
Purchases of property and equipment	(14,253)	(5,570)
Purchases of securities available for sale	(478,138)	(95,344)
Proceeds from maturities of securities available for sale	219,650	21,985
Proceeds from sales of securities available for sale	12,470	1,538
Payments for business acquisition, net of cash acquired	(15,616)	—

Net cash used in investing activities	(278,216)	(81,463)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	199,948
Proceeds from issuance of convertible senior notes, net of issuance costs	334,980	—
Purchase of convertible senior notes hedge	(80,040)	—
Proceeds from issuance of warrants related to convertible notes	52,440	—
Payments of deferred offering costs	—	(4,038)
Proceeds from stock option exercises, net of repurchases	28,524	25,800
Proceeds from shares issued in connection with employee stock purchase plan	6,654	—
Other	(206)	(343)

Net cash provided by financing activities	342,352	221,367

Effects of changes in foreign currency exchange rates on cash and cash equivalents	(990)	53

Net increase in cash, cash equivalents and restricted cash	68,214	114,562
Cash, cash equivalents and restricted cash at beginning of period	136,233	23,282

Cash, cash equivalents and restricted cash at end of period	$204,447	$137,844

(1)	The condensed consolidated statement of cash flows for the prior period has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share data)

(unaudited)

	Three Months Ended October 31, 2018
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$20,265	$(2,383)	$(449)	$—	$17,433
Cost of professional services	9,435	(1,305)	—	—	8,130
Gross profit	75,876	3,688	449	—	80,013
Gross margin	71.9%	3.4%	0.5%	—%	75.8%
Operating expenses:
Research and development	27,596	(6,291)	—	—	21,305
Sales and marketing	56,911	(6,228)	—	—	50,683
General and administrative	19,848	(5,335)	—	—	14,513
Operating loss	(28,479)	21,542	449	—	(6,488)
Operating margin	(27.0)%	20.5%	0.4%	—%	(6.1)%
Other income (expense), net	(1,705)	—	—	3,604	1,899
Net loss	$(29,517)	$21,542	$449	$3,604	$(3,922)
Net loss per share (1)	$(0.27)	$0.20	$—	$0.03	$(0.04)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 108,776 basic and diluted weighted-average shares of common stock.

	Three Months Ended October 31, 2017
	GAAP (2)	Stock-based compensation	Charitable contributions	Non-GAAP (2)
Cost of revenue:
Cost of subscription services	$13,553	$(1,421)	$—	$12,132
Cost of professional services	7,570	(979)	—	6,591
Gross profit	45,788	2,400	—	48,188
Gross margin	68.4%	3.6%	—	72.0%
Operating expenses:
Research and development	19,190	(5,174)	—	14,016
Sales and marketing	47,567	(3,894)	—	43,673
General and administrative	13,546	(2,940)	(754)	9,852
Operating loss	(34,515)	14,408	754	(19,353)
Operating margin	(51.6)%	21.6%	1.1%	(28.9)%
Other income (expense), net	509	—	—	509
Net loss	$(33,066)	$14,408	$754	$(17,904)
Net loss per share (1)	$(0.35)	$0.15	$0.01	$(0.19)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 95,474 basic and diluted weighted-average shares of common stock.
(2)	Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share data)

(unaudited)

	Nine Months Ended October 31, 2018
	GAAP	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Amortization of debt discount	Non-GAAP
Cost of revenue:
Cost of subscription services	$55,808	$(5,813)	$—	$(449)	$—	$49,546
Cost of professional services	26,227	(3,277)	—	—	—	22,950
Gross profit	201,748	9,090	—	449	—	211,287
Gross margin	71.1%	3.2%	—%	0.2%	—%	74.5%
Operating expenses:
Research and development	72,354	(15,776)	—	—	—	56,578
Sales and marketing	165,408	(15,852)	—	—	—	149,556
General and administrative	55,873	(13,181)	(1,008)	—	—	41,684
Operating loss	(91,887)	53,899	1,008	449	—	(36,531)
Operating margin	(32.4)%	18.9%	0.4%	0.2%	—%	(12.9)%
Other income (expense), net	(4,682)	—	—	—	9,539	4,857
Net loss	(94,686)	53,899	1,008	449	9,539	(29,791)
Net loss per share (1)	$(0.89)	$0.51	$0.01	$—	$0.09	$(0.28)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 106,587 basic and diluted weighted-average shares of common stock.

	Nine Months Ended October 31, 2017
	GAAP (2)	Stock-based compensation	Charitable contributions	Amortization of acquired intangibles	Non-GAAP (2)
Cost of revenue:
Cost of subscription services	$37,401	$(3,163)	$—	$(4)	$34,234
Cost of professional services	20,867	(2,186)	—	—	18,681
Gross profit	121,227	5,349	—	4	126,580
Gross margin	67.5%	3.0%	—%	—%	70.5%
Operating expenses:
Research and development	51,472	(12,913)	—	—	38,559
Sales and marketing	120,761	(9,290)	—	—	111,471
General and administrative	37,133	(7,740)	(754)	—	28,639
Operating loss	(88,139)	35,292	754	4	(52,089)
Operating margin	(49.1)%	19.7%	0.4%	—%	(29.0)%
Other income (expense), net	872	—	—	—	872
Net loss	$(86,804)	$35,292	$754	$4	$(50,754)
Net loss per share (1)	$(1.13)	$0.46	$0.01	$—	$(0.66)

(1)	GAAP and Non-GAAP net loss per common share calculated based upon 76,950 basic and diluted weighted-average shares of common stock.
(2)	Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

OKTA, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(unaudited)

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$6,439	$(9,471)	$5,068	$(25,395)
Less:
Purchases of property and equipment	(4,463)	(414)	(14,253)	(5,570)
Capitalization of internal-use software costs	(604)	(1,329)	(2,329)	(4,072)

Free Cash Flow	$1,372	$(11,214)	$(11,514)	$(35,037)

Net cash used in investing activities	(10,545)	(1,161)	(278,216)	(81,463)
Net cash provided by financing activities	7,469	21,814	342,352	221,367
Free Cash Flow Margin	1.3%	(16.8)%	(4.1)%	(19.5)%

Calculated Billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017 (1)	2018	2017 (1)
Total revenue	$105,576	$66,911	$283,783	$179,495
Add:
Unbilled receivables, current (beginning of period)	818	498	809	1,537
Deferred revenue, current (end of period)	206,146	135,010	206,146	135,010
Less:
Unbilled receivables, current (end of period)	(1,581)	(902)	(1,581)	(902)
Deferred revenue, current (beginning of period)	(186,427)	(122,173)	(159,816)	(102,966)

Current calculated billings	124,532	79,344	329,341	212,174
Add:
Deferred revenue, noncurrent (end of period)	4,977	2,145	4,977	2,145
Less:
Deferred revenue, noncurrent (beginning of period)	(5,471)	(2,929)	(4,963)	(4,154)

Calculated billings	$124,038	$78,560	$329,355	$210,165

(1)

Current calculated billings and calculated billings for the three and nine months ended October 31, 2017 presented above have been modified to conform with the adoption of ASC 606, which now includes unbilled receivables.